UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN (Address of Principal Executive Offices)	55344 (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On February 24, 2025, Nuwellis, Inc. (the “Company”) announced that Nestor Jaramillo, Jr. is retiring from the Company, effective February 18, 2025 (“Retirement Date”).  Pursuant to a Separation and Release Agreement entered into between the Company on February 23, 2025 (the “Separation Agreement”), Mr. Jaramillo will no longer serve as President and Chief Executive Officer and as a member of the Board of Directors (the “Board”) of the Company effective as of February 18, 2025.  In connection with the retirement of Mr. Jaramillo from the Board, the Board reduced the size of the Board from seven members to six members.   Mr. Jaramillo’s retirement was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

Pursuant to the terms of the Separation Agreement, Mr. Jaramillo will receive certain benefits in connection with his retirement. The Company has agreed: (i) to pay Mr. Jaramillo his base salary for six (6) months following the date of retirement, subject to all required withholding, (ii) to make a one-time, lump sum payment in the amount of $47,723.42 with respect to a 2024 bonus, (iii) to pay the premiums for Mr. Jaramillo to continue his health care benefits under the federal law known as COBRA through August 31, 2025, provided that (a) he timely and properly elects continued health coverage under COBRA, and (b) he remains eligible for COBRA benefits and does not qualify for health care coverage from another employer during such period, and (iv) that Mr. Jaramillo’s outstanding stock options that would have vested during the six-month period following the Retirement Date if Mr. Jaramillo had remained employed during such period shall be accelerated and vest as of the Retirement Date.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement attached hereto as Exhibit 10.1.

Appointment of Interim Chief Executive Officer

Effective as of February 18, 2025, the Board appointed John L. Erb as the Company’s Interim Chief Executive Officer and President.

Mr. Erb, age 76, has served as a director of the Company since September 2012 and as chairman of the Board since October 2012. Previously, Mr. Erb served as president and chief executive officer of the Company from November 2015 to January 2021. He was executive chairman of the board (during 2007) and chief executive officer (from 2001 to 2006) of the previous owner of the Aquadex™ system, which was also known as CHF Solutions, Inc., a medical device company involved in the development, manufacturing and distribution of devices to treat congestive heart failure. Mr. Erb previously served as chief executive officer (from 2007 to 2020) of NuAx, Inc. (formerly Cardia Access, Inc.), a medical device company involved in developing new devices for the treatment of heart disease; president and chief executive officer of IntraTherapeutics, Inc., a medical device company involved in the development, manufacturing and distribution of peripheral vascular stents, from 1997 to 2001; and in various positions, including as vice president of worldwide operations at Schneider, a division of Pfizer, Inc., from 1991 to 1997. Mr. Erb’s prior board experience includes service as a director of SenoRx, Inc., (a Nasdaq listed company), from December 2001 to July 2010; service as a director of CryoCath Technologies Inc., (a publicly traded Canadian company), from October 2000 to December 2008; and service as director of Vascular Solutions, Inc., (a Nasdaq listed company) from 2002 to 2019, where he also served as chairman of the Board (from 2011 to 2017) and chairman of the compensation and nominating and corporate governance committees. Mr. Erb served as a director and chief executive officer of NeuroMedic, Inc., a private company, from 2010 to 2020, when NeuroMedic was acquired by ReCor Medical, Inc. He formerly served as chairman of the board of Osprey Medical, Inc., from 2010 until 2023, and served on the compensation and audit committees (now delisted from the Australian Securities Exchange and no longer in business); he formerly served as a director of Miromatrix (Nasdaq: MIRO), from 2017 until 2023, and served on the compensation and audit committees, until Miromatrix was acquired by United Therapeutics in 2023; and served as a director of Lymphatica Medtech, SA, a private Swiss medical device company focused on lymphatic disease from May 2023 to December 2024. Mr. Erb currently serves as executive chairman of CorRen Medical, Inc., a private device company focused on early diagnosis of peripheral artery disease, and as chairman of the board for IR Medtek, a private company developing oncology products.  Mr. Erb received a B.A. in business administration, with a concentration in finance, from California State University, Fullerton.

In connection with the appointment of Mr. Erb as Interim President and Chief Executive Officer of the Company, the Company and Mr. Erb entered into a letter agreement, dated February 18, 2025, concerning Mr. Erb’s services (the “Letter Agreement”). The Letter Agreement provides that Mr. Erb will receive an annual salary of $300,000.  Mr. Erb will be eligible to participate in benefit programs and arrangements to the extent available to Company employees.

Mr. Erb will continue to serve as Chairman of the Board of Directors.

Except as described above, there are no arrangements or understandings between Mr. Erb and any other persons pursuant to which Mr. Erb was named Interim President and Chief Executive Officer of the Company. Mr. Erb does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Erb does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement attached hereto as Exhibit 10.2.

Item 7.01	Regulation FD Disclosure.

On February 24, 2025, the Company issued a press release announcing the changes to the leadership team. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Separation and Release Agreement between the Company and Nestor Jaramillo, Jr., dated February 23, 2025
10.2	Letter Agreement between the Company and John L. Erb, dated as of February 18, 2025
99.1	Company Press Release, dated February 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2025	NUWELLIS, INC.

	By:	/s/ John L. Erb
	Name:	John L. Erb
	Title:	Interim President and Chief Executive Officer